InZON
Corporation


         InZon Corp. Acquires the Media Broadcast Assets of SAE Group
         ------------------------------------------------------------

The enhanced company will now deliver expanded solutions to both the telecom and media sectors

Delray Beach, FL. August 24, 2005 (PR Newswire) -- INZON CORPORATION (OTCBB: IZON- News) announced today that its InZon Media division has acquired the digital distribution and media broadcast software applications, existing revenue contracts and all associated intellectual property assets of SAE Group, a private digital media company.

The acquired assets include SAE Group's software distribution rights, revenue streams from existing license and maintenance contracts, and all intellectual property, trademark and capital equipment, in exchange for which InZon Corp. has issued a number of the company's common shares to the SAE Group stockholders. The newly acquired assets will advance InZon's strategic vision and will boost the results of its new Media Division.

InZon's Media division was established earlier this year as part of the Company's strategic plan to expand its business into sectors where similar technologies and infrastructures converge. "We are glad to have the professional and talented SAE team join the InZon family", said David Levy, Chairman of the Company. "This acquisition provides InZon stockholders with an immediate return and the potential for future growth as the technology is combined with the Company's expertise in related areas."


As part of the asset purchase, InZon will acquire the trademarks and rights to evolving software products such as SATCONr, SatConCSr, Starfleetr, and Hubcastingr, which have received broad acceptance among satellite operators, audio and video broadcast networks, broadcast news organizations, satellite service brokers, backhaulers, domestic and international full-time circuit providers, and teleport operators. SAE's product sets provide communications and broadcast providers with the resources to optimize and manage, in real time, critical broadcast transmissions in the most demanding global environments.

"This is a great opportunity for SAE to join forces with a company such as InZon, with its strong commitment to growth and shareholder value," said Richard Dea, former President of SAE Group. "By contributing our innovative business model to InZon's platform, the Media Division will now have the potential to dominate the digital distribution segment of the marketplace."


About SAE Group, Inc.
SAE Group, Inc. (SAE=Software Application Engineering) was established in 1985, to provide computer software development and related consulting services for a variety of commercial and governmental service organizations. In 1986, SAE received its first opportunity in the satellite broadcast industry when it was contracted to develop a traffic scheduling and billing computer application for Hughes Television Networkr (HTN), then a leading sports backhaul provider. The HTN application became the seed from which SATCON and later SatConCS applications were developed and, as word spread of SAE's successful development and implementation of the HTN system, other broadcast companies came to SAE for customized solutions.

For more information, visit SAE Group website: http://www.saegroup.com

About InZon Corporation
The Company utilizes Voice over Internet Protocol ("VoIP") technology to provide complete voice, fax, data and conference call services on an ASP platform utilizing its own worldwide hybrid VoIP/TDM network. The Company's hybrid TDM (Traditional Voice) and IP Telephony technology (or Transitional Telecom technology), uses leading edge monitoring and management software to thoroughly evaluate profitability in real-time and employ dynamic routing that will allow its systems to immediately react to changing network conditions and reroute based on predefined criteria.

The Company operates from executive offices at 238 NE First Ave, in Delray Beach, Florida, and maintains telecom equipment installations at its executive offices and at 60 Hudson Street, in New York City, New York.

For more information, visit InZon Corp website: http://www.inzon.net

Forward-Looking Statements:


"Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in InZon Corporation's. Form 10-KSB filing and other filings with the U S. Securities and Exchange Commission (available at http://www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise."


For InZon Corporation

             Catapult Consulting Group
             Phone: 919.371.2366
             Email: ir@inzon.net

For InZon Corporation
             Mr. David F. Levy
             Chairman & Chief Executive Officer
             Phone: (561) 279-8200
             email: dflevy@inzon.net